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                                                                    Exhibit 23.2

               [Letterhead of Craine, Thompson, and Jones, P.C.]

                         CONSENT OF INDEPENDENT AUDITOR

We consent to the use in the Registration Statement on Form S-1 filed with the Securities and Exchange Commission and the Application for Conversion on Form AC filed with the Office of Thrift Supervision of our report dated September 18, 2002 on the financial statements of Jefferson Federal Savings and Loan Association of Morristown as of June 30, 2002 and 2001 and the three years ended June 30, 2002.

Craine, Thompson & Jones, P.C.

/s/ Craine, Thompson & Jones, P.C.

Morristown, Tennessee
March 21, 2003